Exhibit 99.1

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Vanstar Corporation:

      We have audited the accompanying consolidated balance sheets of Vanstar Corporation as of April 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended April 30, 1998. Our audits also included the financial statement schedule listed in Item 14(a) of this Annual Report on Form 10-K. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vanstar Corporation at April 30, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 16, the accompanying consolidated financial statements have been restated.

                                ERNST & YOUNG LLP

Atlanta, Georgia
June 3, 1998, except for Note 16, as to which the date is December 30, 1998.

*Pagination is the same as used in Vanstar Corporation's Annual Report on Form 10-K/A for the fiscal year ended April 30, 1998.

                               VANSTAR CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                              (Restated - Note 16)


                                                                                  APRIL 30,
                                                                           ------------------------
                                                                              1998           1997
                                                                           ----------      --------

                                   ASSETS
Current assets:
     Cash                                                                  $    9,476      $  5,686
     Receivables, net of allowance for doubtful accounts of
          $8,262 at April 30, 1998 and $8,252 at April 30, 1997               342,752       183,005
     Inventories                                                              470,474       389,592
     Deferred income taxes                                                     17,387        14,855
     Prepaid expenses and other current assets                                 14,304         8,618
                                                                           ----------      --------
           Total current assets                                               854,393       601,756
Property and equipment, net                                                    53,303        39,240
Other assets, net                                                              81,272        63,775
Goodwill, net of accumulated amortization of $10,113 at April 30,
     1998 and $5,640 at April 30, 1997                                        106,796        56,652
                                                                           ----------      --------
                                                                           $1,095,764      $761,423
                                                                           ==========      ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                      $  290,187      $255,147
     Accrued liabilities                                                       63,590        34,392
     Deferred revenue                                                          21,869        24,601
     Short-term borrowings                                                    308,351        74,402
     Current maturities of long-term debt                                       5,800         4,785
                                                                           ----------      --------
           Total current liabilities                                          689,797       393,327
Long-term debt, less current maturities                                         2,337         5,946
Other long-term liabilities                                                       943           661

Commitments and contingencies

Company-obligated mandatorily redeemable convertible
     preferred securities of subsidiary trust holding solely
     convertible subordinated debt securities of the Company                  194,739       194,518



Stockholders' equity:
     Common stock, $.001 par value: 100,000,000 shares authorized,
          43,489,030 shares issued and outstanding at April 30, 1998,
          42,896,779 shares issued and outstanding at April 30, 1997               43            43
     Additional paid-in capital                                               132,940       126,163
     Retained earnings (since a deficit elimination of $78,448
          at April 30, 1994)                                                   74,965        40,765
                                                                           ----------      --------
           Total stockholders' equity                                         207,948       166,971
                                                                           ----------      --------
                                                                           $1,095,764      $761,423
                                                                           ==========      ========

           See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                              (Restated - Note 16)



                                                                                YEAR ENDED APRIL 30,
                                                                   -----------------------------------------------
                                                                      1998               1997              1996
                                                                   -----------       -----------       -----------
Revenue:
   Acquisition services                                            $ 2,367,004       $ 1,864,909       $ 1,632,375
   Other services                                                      471,798           349,877           252,260
                                                                   -----------       -----------       -----------
     Total revenue                                                   2,838,802         2,214,786         1,884,635
                                                                   -----------       -----------       -----------

Cost of revenue:
   Acquisition services                                              2,136,396         1,679,202         1,479,073
   Other services                                                      287,722           212,254           144,941
                                                                   -----------       -----------       -----------
     Total cost of revenue                                           2,424,118         1,891,456         1,624,014
                                                                   -----------       -----------       -----------

Gross margin                                                           414,684           323,330           260,621

Selling, general and administrative expenses                           313,302           255,974           216,847
                                                                   -----------       -----------       -----------

OPERATING INCOME                                                       101,382            67,356            43,774

   Interest income                                                       1,198             3,719             5,539
   Financing expense, net                                              (32,485)          (18,082)          (37,488)
                                                                   -----------       -----------       -----------

Income from continuing operations before income taxes
     and distributions on preferred securities of Trust                 70,095            52,993            11,825

Income tax provision                                                   (25,236)          (19,042)           (4,311)
                                                                   -----------       -----------       -----------

Income from continuing operations before distributions
     on preferred securities of Trust                                   44,859            33,951             7,514
Gain on disposal of discontinued businesses
     (less income taxes of $5,400)                                           -                 -             9,194
Distributions on convertible preferred securities of Trust
     (less income taxes of $5,013 in 1998 and $2,893 in 1997)           (8,912)           (5,144)                -
                                                                   -----------       -----------       -----------
NET INCOME                                                         $    35,947       $    28,807       $    16,708
                                                                   ===========       ===========       ===========
EARNINGS PER SHARE:
     Basic:   Continuing operations                                        .83               .68               .22
              Discontinued operations                                        -                 -               .27
                                                                   -----------       -----------       -----------
                                                                   $       .83       $       .68       $       .50
                                                                   ===========       ===========       ===========
     Diluted: Continuing operations                                        .81               .66               .21
              Discontinued operations                                        -                 -               .26
                                                                   -----------       -----------       -----------
                                                                   $       .81       $       .66       $       .47
                                                                   ===========       ===========       ===========

COMMON SHARE AND EQUIVALENTS OUTSTANDING
     Basic                                                              43,180            42,388            33,665
                                                                   ===========       ===========       ===========
     Diluted                                                            44,388            43,977            35,503
                                                                   ===========       ===========       ===========

           See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)
                              (Restated - Note 16)



                                  COMMON STOCK,
                                                                FORMERLY                                       RETAINED
                                          PREFERRED STOCK    COMMON STOCK A     COMMON STOCK B      ADDITIONAL EARNINGS
                                         ----------------    --------------    -----------------     PAID-IN   (ACCUM.
                                          SHARES   AMOUNT    SHARES  AMOUNT    SHARES     AMOUNT     CAPITAL   DEFICIT)    TOTAL
                                         -------   ------    ------  ------    ------     ------   ----------- --------- ---------
BALANCE AT APRIL 30, 1995                 15,309   $  153    8,575     $ 9     3,708      $    4   $  25,087 $ (3,135)   $ 22,118


Redemption of Class A Common Stock             -        -     (103)      -         -           -           -        -           -

Issuance of warrants                           -        -        -       -         -           -         500        -         500
Conversion of Class F Preferred
     Stock and Senior Preferred Stock
     to Class A Common Stock             (15,309)    (153)  15,309      15         -           -         138        -           -
Conversion of Class B Common
     Stock to Class A Common Stock             -        -    3,708       4    (3,708)         (4)          -        -           -
Conversion of warrants to Class
     A Common Stock                            -        -    4,996       5         -           -          (5)       -           -
Issuance of Class A Common Stock               -        -    9,216       9         -           -      83,382        -      83,391
Accrued dividends forgiven-Senior
     Preferred Stock                           -        -        -       -         -           -       6,162        -       6,162
Exercise of stock options                      -        -       26       -         -           -         152        -         152
Net income                                     -        -        -       -         -           -           -   16,708      16,708
Dividends on preferred stock                   -        -        -       -         -           -           -   (2,988)     (2,988)
                                         -------   ------  -------     ---    ------      ------   --------- --------   ---------

BALANCE AT APRIL 30, 1996                      -        -   41,727      42         -           -     115,416   10,585     126,043

Issuance of Common Stock:
     Employee stock purchase plan              -        -      389       -         -           -       3,898        -       3,898
     Exercise of stock options,
          including income tax benefit         -        -      597       1         -           -       6,772        -       6,772
     Other                                     -        -      184       -         -           -          77        -          77
Unrealized holding gain on
     available-for-sale securities             -        -        -       -         -           -           -    1,373       1,373

Net income                                     -        -        -       -         -           -           -   28,807      28,807
                                         -------   ------  -------     ---    ------      ------   --------- --------   ---------

BALANCE AT APRIL 30, 1997                      -        -   42,897      43         -           -     126,163   40,765     166,971

Issuance of Common Stock:
     Employee stock purchase plan              -        -      407       -         -           -       4,767        -       4,767
     Exercise of stock options,
          including income tax benefit         -        -      236       -         -           -       2,010        -       2,010
     Business acquisitions and other           -        -      (51)      -         -           -                    -
Accumulated translation adjustment             -        -        -       -         -           -           -     (167)       (167)
Unrealized holding loss on
     available-for-sale securities             -        -        -       -         -           -           -   (1,580)     (1,580)
Net income                                     -        -        -       -         -           -           -   35,947      35,947
                                         -------   ------  -------     ---    ------      ------   --------- --------   ---------
BALANCE AT APRIL 30, 1998                      -   $    -   43,489     $43         -      $    -   $ 132,940 $ 74,965   $ 207,948
                                         =======   ======  =======     ===    ======      ======   ========= ========   =========





           See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                              (Restated - Note 16)



                                                                     YEAR ENDED APRIL 30,
                                                           ----------------------------------------
                                                             1998            1997            1996
                                                           ---------       ---------       --------
Cash Flows from Operating Activities:
    Net income                                             $  35,947       $  28,807       $ 16,523
    Adjustments:
       Depreciation and amortization                          27,129          17,739         10,621
       Deferred income taxes                                  (4,858)         16,149         10,029
       Provision for doubtful accounts                         1,300          (2,705)        14,500
       Noncash interest expense                                  244               -              -
       Gain on disposal of discontinued businesses                 -               -        (14,594)
       Changes in operating assets and liabilities:
          Receivables                                       (144,758)        157,874        (52,941)
          Inventories                                        (68,174)        (33,624)       (52,919)
          Prepaid expenses and other current assets           (8,812)         (6,170)        (2,254)
          Accounts payable                                    (2,205)        (56,499)        42,920
          Accrued and other liabilities                       12,726         (23,781)         5,311
                                                           ---------       ---------       --------
             Total adjustments                              (187,408)         68,983        (39,327)
                                                           ---------       ---------       --------
Net cash (used in) provided by operating activities         (151,461)         97,790        (22,804)

Cash Flows from Investing Activities:
    Capital expenditures                                     (40,372)        (25,224)       (22,077)
    Proceeds from sale of building                                 -           3,125              -
    Purchase of businesses, net of cash acquired             (34,161)        (36,726)        (1,435)
    Sales of businesses                                            -               -         14,594
    Investment in available-for-sale securities                    -         (10,073)             -
                                                           ---------       ---------       --------
Net cash used in investing activities                        (74,533)        (68,898)        (8,918)

Cash Flows from Financing Activities:
    Payments on long-term debt                               (10,121)        (25,262)        (8,536)
    Borrowings (repayments) under line of credit, net        233,949        (214,670)       (36,706)
    Proceeds from issuance of convertible preferred
       securities of Trust, net                                    -         194,320              -
    Issuance of common stock                                   5,956           6,901         84,044
                                                           ---------       ---------       --------
Net cash provided by (used in) financing activities          229,784         (38,711)        38,802
                                                           ---------       ---------       --------

Net increase (decrease) in cash                                3,790          (9,819)         7,080
Cash at beginning of the period                                5,686          15,505          8,425
                                                           ---------       ---------       --------
Cash at end of the period                                  $   9,476       $   5,686       $ 15,505
                                                           =========       =========       ========


                               VANSTAR CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)
                                 (In thousands)
                              (Restated - Note 16)




                                                                                    YEAR ENDED APRIL 30,
                                                                            -------------------------------------
                                                                              1998           1997           1996
                                                                            --------       --------       -------
Supplemental  disclosure of cash flow  information:
  Cash paid during the period for:
         Interest                                                           $ 18,636       $ 18,096       $40,540
         Discounts and net expenses on receivables securitization             12,086          3,275             -
         Distributions on preferred securities of Trust                       13,584          6,943             -
         Income taxes, net of refunds                                          5,144          3,386           625

Supplemental disclosure of noncash investing and financing activities:
     Equipment acquired under capital leases                                $  3,040       $  8,416       $ 4,341


     Dataflex Regions purchase:
          Fair value of assets acquired                                                    $ 46,889
          Cash paid, net of cash received                                                   (36,726)
                                                                                           --------
          Liabilities assumed                                                              $ 10,163
                                                                                           ========

     Sysorex purchase:
          Fair value of assets acquired                                     $ 85,448
          Cash paid, net of cash received                                    (32,486)
                                                                            --------
          Liabilities assumed                                               $ 52,962
                                                                            ========









           See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 1998

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

         Vanstar Corporation (the "Company") is a leading provider of services and products designed to build, manage and enhance PC network infrastructures for Fortune 1000 companies and other large enterprises. The Company provides customized information technology and networking solutions for its customers by integrating value-added professional services with its expertise in sourcing, distributing and supporting PC hardware, network products, computer peripherals and software from many vendors. The consolidated financial statements include the accounts of Vanstar Corporation and its consolidated subsidiaries. All significant intercompany balances have been eliminated. Certain prior period amounts have been reclassified to conform to current period presentation. Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.
Revenue Recognition

      Acquisition services revenue is primarily derived from the sale of computer hardware, software, peripherals and communications devices manufactured by third parties and sold by the Company, principally to implement integration projects. Other services revenue is derived from value-added services, including services focused on the server and communication segments of the PC network infrastructure and services performed for the desktop. Product sales are recognized at the time of shipment. Revenue from services is recognized as services are performed or ratably if performed over a service contract period. Deferred revenue primarily represents unrecognized service revenue.

Financial Instruments

      The carrying amounts for cash, receivables, and accounts payable approximate their respective fair values due to the short-term maturity of these instruments. The carrying value for amounts outstanding under the Company's Financing Program Agreement with IBM Credit Corporation ("IBMCC") approximates fair value since those amounts bear interest at current market rates. Long-term debt consists of variable-rate instruments at terms the Company believes would be available if similar financing were obtained from another party. As such, carrying amounts also approximate their fair value. The carrying value of the Preferred Securities approximates their fair value based upon quoted market prices.

Inventories

      Inventory for resale and spare parts inventory are stated at the lower of cost (first-in, first-out method) or market. Periodically, the Company assesses the appropriateness of the inventory valuations giving consideration to obsolete, slow-moving and nonsalable inventory.

      In order to adequately service its customers, the Company is required to maintain quantities of consumable and repairable parts ("spare parts") for extended periods of time. Based on historical experience, the Company determines an allocation of the spare parts to both current inventories and other long-term assets.

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)
Goodwill

      Goodwill represents the excess of cost over the net assets of acquired businesses and is amortized using the straight-line method over twenty to twenty-five years. Amortization expense on goodwill was $4.5 million, $2.2 million, and $1.7 million for the fiscal years ended April 30, 1998, 1997, and 1996, respectively. The Company periodically assesses the appropriateness of the carrying amount of goodwill and the amortization periods based on the undiscounted value of the current and anticipated future cash flows and projected profitability of the acquired businesses. If there are indicated impairments, a write down is recorded to the extent the carrying amount exceeds the fair value in accordance with Accounting Principles Board ("APB") Opinion No. 17, Intangible Assets.

Marketing Development Funds

      Primary vendors of the Company provide various incentives, in the form of cash or credit against obligations, for certain training and for promoting and marketing their products. The funds or credits received are based on the purchases or sales of the vendors' products and are earned through performance of specific marketing programs or upon the attainment of certain objectives outlined by the vendors. Funds or credits earned are recorded as a reduction of either cost of revenue or selling, general and administrative expenses, based on the objectives of the program established by the vendors. Funds or credits from the Company's primary vendors typically range from 1% to 5% of sales or purchases of vendor products.

Earnings Per Share

      Effective during the year ended April 30, 1998, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 128, Earnings per Share ("Statement 128"). Under Statement 128, Basic earnings per share are computed using the weighted average number of shares of Common Stock during the period and Diluted earnings per share are computed using the weighted average number of shares of Common Stock and dilutive Common Stock equivalents outstanding during the period. Common Stock equivalents are computed for the Company's outstanding options using the treasury stock method. The Company restated prior periods to reflect the change in method required by Statement
128. Earnings per share for the fiscal year ended April 30, 1996 are presented giving effect to the conversion of all outstanding shares of Preferred Stock into Common Stock and the exchange of all outstanding warrants for shares of Common Stock in connection with the Company's initial public offering on March 11, 1996 as if the conversion had occurred at the later of the beginning of fiscal year 1996 or the issuance date of the respective security.

Stock-Based Compensation

      The Company accounts for its stock option and employee stock purchase plans in accordance with APB Opinion No. 25, Accounting For Stock Issued to Employees ("APB 25"); accordingly, no compensation expense has been recognized. Under APB 25, because the exercise price of the Company's stock options equals the market value of the underlying stock on the date of the grant, no compensation expense is recognized. Because the employee stock purchase plan is considered a noncompensatory plan under APB 25, no compensation expense is recognized. The Company has adopted the disclosure only provisions of FASB Statement No. 123, Accounting For Stock-Based Compensation ("Statement 123").
Note 13 to the consolidated financial statements contains a summary of the pro forma effects to reported net income and net income per share for the years ended April 30, 1998, 1997 and 1996 as if the Company had elected to recognize compensation cost based on the fair value of the options granted as prescribed by Statement 123.

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

New Accounting Pronouncements

      The Financial Accounting Standards Board recently issued two standards which will be applicable to the Company but which the Company is not yet required to adopt, FASB Statement No. 130, Reporting Comprehensive Income, and FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. The adoption of these statements will not impact the Company's financial position or results of operations but may change the presentation of certain items in the Company's financial statements and related disclosures.

2.  ACQUISITIONS

      On May 24, 1996, the Company, through a wholly-owned subsidiary, acquired certain of the assets and assumed certain of the liabilities of Dataflex Corporation and of Dataflex's wholly-owned subsidiary, Dataflex Southwest Corporation. The assets acquired and liabilities assumed comprise substantially all of the assets and business operations previously associated with the business operations of Dataflex known as the Dataflex Western Region and Dataflex Southwest Region (the "Dataflex Regions"). The Dataflex Regions offered PC product distribution, service and support in the states of Arizona, California, Colorado, Nevada, New Mexico, and Utah and reported revenues of approximately $145 million for the fiscal year ended March 31, 1996. The purchase price of the Dataflex Regions, was $37.7 million.

      On September 4, 1996, the Company acquired Mentor Technologies, Ltd., an Ohio limited partnership ("Mentor Technologies") providing training and education services throughout the upper mid-western United States. A total of 300,000 shares of Common Stock (having an aggregate value on the closing date of approximately $6.0 million) were issued in connection with the acquisition. For the calendar year ended December 31, 1995, Mentor Technologies reported revenues of approximately $5.5 million. For the period from May 1, 1996 to September 4, 1996, Mentor Technologies had revenue and net income of $1,677,000 and $97,000, respectively.

      On December 16, 1996, the Company acquired Contract Data Services, Inc., a North Carolina corporation ("CDS"), in exchange for 904,866 shares of the Common Stock (having an aggregate value on the closing date of approximately $20.8 million). CDS provided outsourcing of integrated information technology services, related technical support services and procurement of computer hardware and software. For the fiscal year ended March 31, 1996, CDS reported total revenues of approximately $74.3 million. For the period from May 1, 1996 to December 16, 1996, CDS had revenue and net loss of $34,543,000 and $1,284,000, respectively.

      On January 9, 1997, the Company acquired inventory and equipment from DCT Systems, Inc., a Minnesota corporation, Niloy, Inc., a Georgia corporation, and NCT Systems, Inc., an Illinois corporation (collectively, "DCT"). The Company purchased specified assets for $4.0 million. In addition, the asset purchase agreement provided that DCT could receive a maximum of 180,000 shares of the Common Stock upon the satisfaction of certain conditions. In February 1998, 120,000 of those shares were released to DCT. The Company also entered into a servicing and marketing agreement on January 9, 1997 whereby the Company will provide certain computer products and billing services to DCT. Based upon certain criteria under the servicing and marketing agreement, DCT also may receive, at DCT's election, cash or up to 40,000 additional restricted shares of the Common Stock.

      On July 7, 1997, the Company acquired certain assets and assumed certain liabilities of Sysorex Information Systems, Inc. ("Sysorex"), a government technology provider. The purchase price was approximately $54.5 million and a contingent payment of 500,000 shares of Common Stock based on the future financial performance of the acquired business.

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

      The acquisitions of the Dataflex Regions, DCT and Sysorex were accounted for as purchases and the excess of the cost over the fair value of net assets acquired for each acquisition is being amortized on a straight line basis ranging from 20 to 25 years. The operations of these acquisitions are included in the consolidated statements of income from the respective dates of acquisition. The following unaudited pro forma summary presents the consolidated results of operations for the Sysorex acquisition as if it had occurred on May 1, 1996 and for the Dataflex Regions as if it had occurred on May 1, 1995.

                              Fiscal 1997        Fiscal 1996
                           ----------------   ---------------
          Revenues           $     2,324,558    $     2,031,035
        Net Income                  26,991             16,498
        Basic EPS                     0.64               0.49
        Diluted EPS                   0.61               0.46

     The acquisitions of Mentor Technologies and CDS were accounted for as pooling-of-interests business combinations. The consolidated balance sheets, statements of income, cash flows, and stockholders' equity were restated to reflect these acquisitions. In connection with these combinations, no adjustments of net assets were required to conform the accounting practices of either Mentor Technologies or CDS to those of the Company. The accounting treatment of the pooling-of-interest transactions are further discussed in Note 16.

3.    DISCONTINUED OPERATIONS

      On January 31, 1994, the Company sold certain assets and liabilities of its U.S. franchise business, including all domestic franchise agreements, Datago distribution agreements and the right to the "ComputerLand" name and trademark within the United States to Merisel Franchise Aggregation Business ("Merisel FAB"), a wholly-owned subsidiary of Merisel, Inc. ("Merisel"). Concurrent with the sale, the Company entered into a distribution services agreement with Merisel FAB. Pursuant to that agreement, the Company continued to supply product and provide certain logistics and other support services to Merisel FAB and received a monthly distribution fee for such services. The Company also granted Merisel FAB $20.0 million in extended, interest-bearing credit on its product purchases.

      Effective January 31, 1996, the Company and Merisel FAB signed amendments to the asset purchase agreement and distribution services agreement. The amendments provided for: the term of the distribution services agreement to be extended through April 30, 1997; the distribution fee to be reduced retroactive to April 1, 1995; the additional consideration to be fixed at $14.6 million; the maximum amount of the extended credit to be increased by $11.1 million, which would be reduced in monthly installments from February 1996 through July 1997; and the original amount of interest-bearing credit of $20.0 million to be extended and reduced in three equal monthly installments from May 15, 1997 through July 15, 1997. The Company recorded a gain of $9.2 million, net of applicable taxes, for the year ended April 30, 1996 as a result of the additional consideration. As a result of announcements made by Merisel on February 20, 1996, the Company decided to record a $31.1 million provision as of January 31, 1996 against its extended credit due from Merisel FAB. On May 29, 1996, the Company entered into an agreement with a third party under which the Company received $15.6 million in cash in exchange for providing the third party the right to receive payments in May, June and July 1997 totaling $20.0 million out of amounts collected from the extended credit owed to the Company by Merisel FAB. As a result, the Company adjusted a portion of the reserve on its extended credit from Merisel FAB resulting in additional pre-tax income of $15.6 million during the quarter ended April 30, 1996.

      On March 28, 1997, the distribution and services agreement was assigned from Merisel FAB to ComputerLand Corporation, a wholly owned subsidiary of Synnex Information Technologies, Inc., as a result of

                               VANSTAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

the sale by Merisel of substantially all of the assets of Merisel FAB to ComputerLand Corporation. The Company completed its obligation under that agreement in January 1998.

4.    INVENTORIES

     The composition of inventories at April 30, 1998 and 1997 is as follows (in thousands):

                                            1998          1997
                                         --------      --------
Inventory for resale                     $462,110      $386,664
Less reserve for obsolete inventory        10,135        12,586
                                         --------      --------
                                          451,975       374,078
Spare parts (current)                      18,499        15,514
                                         --------      --------
                                         $470,474      $389,592
                                         ========      ========

5.    PROPERTY AND EQUIPMENT, NET

     The composition of property and equipment at April 30, 1998 and 1997 was as follows (in thousands):

                                                      1998           1997
                                                    --------      --------
Furniture and equipment                             $ 80,995      $ 84,751
Leasehold improvements                                26,235        22,440
                                                    --------      --------
                                                     107,230       107,191
Less accumulated depreciation and amortization        53,927        67,951
                                                    --------      --------
                                                    $ 53,303      $ 39,240
                                                    ========      ========

      The carrying value of property and equipment was adjusted to fair value on April 30, 1994 in connection with the Company's quasi-reorganization. Additions since April 30, 1994 have been recorded at cost. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the related assets--3 to 5 years for furniture and equipment and the lesser of the lease term or the useful life for leasehold improvements. Depreciation expense associated with property and equipment was $19.4 million, $14.4 million and $7.7 million for the fiscal years ended April 30, 1998, 1997 and 1996, respectively. During the year ended April 30, 1998 the Company wrote-off approximately $32 million of fully depreciated property and equipment.

6.       OTHER ASSETS, NET

     The composition of other assets at April 30, 1998 and 1997 was as follows (in thousands):

                                           1998         1997
                                         -------      -------
Spare parts (non-current)                $40,497      $31,541
Capitalized software, net                 24,098       17,551
Available-for-sale security                8,256       10,719
Deferred income taxes (non-current)        3,213            -
Other                                      5,208        3,964
                                         -------      -------
                                         $81,272      $63,775
                                         =======      =======

      Capitalized software represents the costs associated with development of software for the Company's internal use. Such costs are capitalized in accordance with American Institute of Certified Public Accountants Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and are amortized over the remaining useful economic life of the software of up to five years. Accumulated

                               VANSTAR CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

amortization at April 30, 1998 and 1997 was $5.3 million and $2.0 million, respectively. Amortization expense associated with capitalized software was $2.9 million, $0.5 million and $0.3 million for the fiscal years ended April 30, 1998, 1997 and 1996, respectively.

      In December 1996, the Company purchased 7.5% of the common stock of ComputerLand Poland S.A., a publicly traded foreign company, for $8.6 million. The investment is classified as an "available-for sale" security in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. At April 30, 1998 the fair market value of the investment was $8.3 million and the gross unrealized holding loss was $.3 million. At April 30, 1998, the net unrealized holding loss of $.2 million (net of taxes of $0.1 million) was included as a reduction to retained earnings. At April 30, 1997, the net unrealized holding gain of $1.4 million (net of taxes of $.8 million) was included as an increase to retained earnings. On April 30, 1997, the Company purchased additional restricted common stock of ComputerLand Poland S.A. for $1.5 million. At April 30, 1998, the Company owns approximately 8.3% of the common stock of ComputerLand Poland S.A. 7. DEBT

     Outstanding debt at April 30, 1998 and 1997 was as follows (in thousands):

                                        1998          1997
                                      --------      -------
Line of credit                        $308,351      $74,402
Obligations under capital leases         7,479        9,838
Other                                      658          893
                                      --------      -------
   Total outstanding debt              316,488       85,133
Less current maturities                314,151       79,187
                                      --------      -------
Long-term debt                        $  2,337      $ 5,946
                                      ========      =======

     The Company's line of credit represents amounts borrowed pursuant to the Financing Program Agreement with IBMCC, an affiliate of one of the Company's principal vendors. At April 30, 1998, the line of credit had an aggregate limit of $550 million. On July 1, 1998, the available line of credit is scheduled to be reduced to $500 million. The line of credit is secured by portions of the Company's inventory, accounts receivable and certain other assets. The Financing Program Agreement is renewable every 12 months, and is terminable by the Company or IBMCC at any time upon 90 days written notice. In the event of such termination, the outstanding borrowings are not due and payable to IBMCC until the end of the term of the Financing Program Agreement, currently October 31, 1998. The terms of the Financing Program Agreement include financial covenants requiring the Company to maintain compliance with certain financial ratios, and also limit the Company's ability to pay cash dividends on its Common Stock. As of April 30, 1998, the Company had complied with or obtained a waiver for any noncompliance with those financial covenants. At April 30, 1998, amounts outstanding under the line of credit totaled $465.8 million, of which $157.4 million and $308.4 million were classified as accounts payable and short-term borrowings, respectively. Amounts outstanding and classified as short-term borrowings bear interest at LIBOR plus 1.6%, which was 7.3% at April 30, 1998. Amounts outstanding and classified as short-term borrowings in 1997 bear interest at the Prime Rate minus .8%, which was 7.7% at April 30, 1997. Aggregate maturities of long-term debt, excluding the line of credit, are approximately $5.8 million, $2.0 million, $0.2 million, and $0.1 million, respectively for each of the succeeding four years.

8.  SALE  OF  ACCOUNTS RECEIVABLE

     Effective December 20, 1996, the Company, through a non-consolidated wholly-owned special purpose corporation, established the Securitization Facility, which currently provides the Company with up to $200 million in available credit. In connection with the Securitization Facility, the Company sells on a revolving basis, certain Pooled Receivables to the special purpose corporation which in turn sells a percentage ownership 37

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

interest in the Pooled Receivables to a commercial paper conduit sponsored by a financial institution. These transactions have been recorded as a sale in accordance with FASB Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The amount of the Pooled Receivables, which totaled $335.2 million at April 30, 1998, is reflected as a reduction of receivables. The Company retains an interest in certain of the assets sold. At April 30, 1998, the amount of that retained interest totaled $160.6 million and is included in receivables. The Company is retained as servicer of the Pooled Receivables. Although management believes that the servicing revenues earned will be adequate compensation for performing the services, estimating the fair value of the servicing asset was not considered practicable. Consequently, a servicing asset has not been recognized. The gross proceeds resulting from the sale of the percentage ownership interests in the Pooled Receivables totaled $200 million as of April 30, 1998. Such proceeds are included in cash flows from operating activities in the consolidated statements of cash flows. Discounts and net expenses associated with the sales of the receivables totaling $12.1 and $3.4 million are included in financing expenses, net on the consolidated statements of income for the years ended April 30, 1998 and 1997, respectively.

9.    CONVERTIBLE PREFERRED SECURITIES OF TRUST

      During October 1996, the Trust, of which the Company owns all of the common trust securities, issued 4,025,000 Preferred Securities. The Preferred Securities have a liquidation value of $50 per security and are convertible at any time at the option of the holder into shares of Common Stock at a conversion rate of 1.739 shares for each Preferred Security, subject to adjustment in certain circumstances. Distributions on Preferred Securities accrue at an annual rate of 6 3/4% of the liquidation value of $50 per Preferred Security and are included in "Distributions on convertible preferred securities of Trust, less income taxes" in the consolidated statements of income. The proceeds of the private placement, which totaled $194.4 million (net of initial purchasers' discounts and estimated offering expenses totaling $6.9 million) are included in "Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trust holding solely convertible subordinated debt securities of the Company" on the consolidated balance sheets. The Company has entered into several contractual arrangements (the "Back-up Undertakings") for the purpose of fully and unconditionally supporting the Trust's payment of distributions, redemption payments and liquidation payments with respect to the Preferred Securities. Considered together, the Back-up Undertakings constitute a full and unconditional guarantee by the Company of the Trust's obligations on the Preferred Securities.

      The Trust invested the proceeds of the offering in the Debentures issued by the Company. The Debentures bear interest at 6 3/4% per annum, generally payable quarterly on January 1, April 1, July 1 and October 1. The Debentures are redeemable by the Company, in whole or in part, on or after October 5, 1999 at designated redemption prices. If the Company redeems the Debentures, the Trust must redeem the Preferred Securities on a pro rata basis having an aggregate liquidation value equal to the aggregate principal amount of the Debentures redeemed. The sole assets of the Trust are the Debentures, which have an aggregate principal amount of $207.5 million. The Debentures and related income statement effects are eliminated in the Company's consolidated financial statements.

10.   CONCENTRATION OF CREDIT RISK

      The Company purchases and sells multi-vendor PC products and provides various PC-related services to end-users. Although receivables from end-users are uncollateralized, the credit risk is limited due to the large number and diversity of customers comprising the Company's customer base. No single customer accounted for more than 10% of the Company's revenue during fiscal year 1998 and 1997. During fiscal year 1996, no customer other than Microsoft accounted for more than 10% of the Company's total revenues. Revenues from Microsoft represented 12.0% of the Company's total revenues for fiscal year 1996.

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

11.   COMMITMENTS AND CONTINGENCIES

Purchase Commitments

     The Company has entered into an agreement with one of its vendors that requires it to purchase a minimum of $55 million of computer software over a five-year period. At April 30, 1998, the remaining purchase commitment pursuant to that agreement was $43 million. Leases

      The Company leases certain administrative, warehousing and other facilities under operating leases, and equipment under a combination of operating and capital leases. Most of the Company's facility operating leases are subject to annual escalation clauses ranging from two to five percent. Several facilities under operating leases have been sublet.

      The future minimum lease payments on noncancelable operating leases with an initial term in excess of one year and future sublease income under noncancelable subleases as of April 30, 1998 are as follows (in thousands):

                                              Minimum          Minimum
                                               Lease           Sublease
                                             Payments           Income
                                           -------------    ---------------
    Year Ending April 30,
         1999                              $      16,737    $           255
         2000                                     12,415                149
         2001                                      9,419                 91
         2002                                      7,427                  -
         2003                                      6,100                  -
         Thereafter                               18,649                  -
                                           -------------    ---------------
                                           $      70,747    $           495
                                           =============    ===============

         In connection with leases on facilities associated with acquisitions, the Company established reserves for future lease payments on certain duplicate or excess facilities. The balance of these reserves at April 30, 1998 was approximately $1.7 million, which has not reduced the amounts shown above.

     Rental expense, under operating leases, charged to operations was $23.5 million, $19.5 million and $14.8 million during fiscal years ended April 30, 1998, 1997 and 1996, respectively.

         The cost of assets recorded under capital leases was $15.0 million and $12.7 million at April 30, 1998 and 1997, respectively. Accumulated amortization on such assets was $8.1 million and $3.3 million at April 30, 1998 and 1997, respectively. The present value of minimum lease payments under capital leases as of April 30, 1998 was $7.5 million. Legal Proceedings

         On July 3, 1997, a trust claiming to have purchased shares of the Common Stock filed suit in Superior Court of the State of California. The suit is entitled David T. O'Neal Trust, Dated 4/1/77, v. Vanstar Corporation, et al., Consolidated Case No. CV767266. On January 21, 1998, the same plaintiff, along with another plaintiff claiming to have purchased shares of Common Stock, filed suit in the United States District Court for the Northern District of California, making allegations virtually identical to those in the earlier suit. The recent suit is captioned David T. O'Neal Trust, Dated 4/1/77, et al. v. Vanstar Corporation, et al., Case No. C-98-0216 MJJ. Both suits name as defendants the Company, certain directors and officers of the Company, and the Company's principal stockholder, Warburg Pincus Capital Co., L.P., and certain of its

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

affiliates. The complaints in both suits generally allege, among other things, that the defendants made false or misleading statements or concealed information regarding the Company and that the plaintiffs, as holders of the Common Stock, suffered damage as a result.

         The plaintiffs in both suits seek class action status, purporting to represent a class of purchasers of Common Stock between March 11, 1996 and March 14, 1997, and seek damages in an unspecified amount, together with other relief. The complaint in the first suit purports to state a cause of action under California law; the complaint in the recent suit purports to state two causes of action under the Securities Exchange Act of 1934. On January 28, 1998, the California Superior Court dismissed the plaintiffs' complaint in the first suit but granted the plaintiffs leave to amend to cure the deficiencies in their complaint. The plaintiffs have amended the complaint, but the court has not yet ruled on the sufficiency of that amended complaint. The Company believes that the plaintiffs' allegations in both suits are without merit and intends to defend the suits vigorously.

         Various legal actions arising in the normal course of business have been brought against the Company and certain of its subsidiaries. Management believes that the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations, taken as a whole.

12.      STOCKHOLDERS' EQUITY

Initial Public Offering

     On March 11, 1996, the Company completed an initial public offering selling 9,215,770 shares of its Common Stock for approximately $83.4 million, net of issuance costs.

Preferred Stock, Common Stock and Warrants

     Concurrent with the consummation of the initial public offering, all outstanding shares of Senior Preferred Stock, Class F Preferred Stock and Class B Common Stock were converted into 19,018,088 shares of Common Stock. Additionally, all outstanding warrants were exchanged for 4,995,691 shares of Common Stock, all accrued dividends payable to the holder of the Senior Preferred Stock totaling $6.2 million were forgiven and all such stock and warrants converted to Common Stock were canceled.

     As of April 30, 1998, the Company had 15,000,000 shares of undesignated Preferred Stock, $0.01 par value, authorized. No shares have been issued.

     At April 30, 1998, the Company had 7,300,640 shares of Common Stock reserved for future issuance in connection with the Company's stock option and stock purchase plans.

13.      EMPLOYEE BENEFIT PLANS

     The Company has elected to follow APB 25 and related interpretations, in accounting for employee stock options issued to certain of the Company's employees. Under APB 25, because the exercise price of the Company's stock options equals the market value of the underlying stock on the date of the grant, no compensation expense is recognized.

Stock Option Plans

     The Company has three stock option plans which provide for the issuance of incentive stock options ("ISOs"), stock options that are non-qualified for Federal income tax purposes ("NQSOs") and stock appreciation rights ("SARs"). The 1988 Stock Option Plan was adopted in July 1988 and provides for the issuance of ISOs, NQSOs and SARs to key employees and directors. The 1993 Stock Option/Stock Issuance Plan was adopted in April 1993 and provides for the issuance of shares of Common Stock, ISOs, NQSOs and SARs to highly

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

compensated,  managerial  employees,  officers  and  directors.  The 1996  Stock
Option/Stock Issuance Plan was adopted in August 1996 and provides for the issuance of shares of Common Stock, ISOs, NQSOs and SARs to officers, directors and employees of, and consultants to, the Company. The exercise price of the ISOs under all plans may not be less than 100% of the fair market value of the Common Stock at the time of grant. Under the 1993 plan, the exercise price of the NQSOs may not be less than 85% of the fair market value at the time of grant. At April 30, 1998, the total number of shares of Common Stock for which options may be granted pursuant to the 1988, 1993, and 1996 plans were 2.3 million, 2.4 million and 3.3 million, respectively. Under all plans, options generally become exercisable ratably over a four or five year period and expire in ten years. At April 30, 1998, no SARs had been issued.

     A summary of the Company's stock option activity, and related information for the fiscal years ended April 30, 1998, 1997 and 1996 is as follows (in thousands, except for weighted-average exercise prices):

                                                          Weighted Average
                                                      Number of      Exercise
                                                       Options        Price
                                                    -----------    ----------
Balance at April 30, 1995                                2,161      $     5.71
       Granted                                           2,967            4.35
       Exercised                                           (26)           5.83
       Canceled                                         (1,285)           5.80
                                                     ---------
  Balance at April 30, 1996                              3,817      $     4.62
       Granted                                           1,557           14.22
       Exercised                                          (597)           4.87
       Canceled                                           (307)           6.07
                                                     ---------
  Balance at April 30, 1997                              4,470      $     7.83
       Granted                                           1,763           10.03
       Exercised                                          (236)           5.21
       Canceled                                           (768)           8.45
                                                     ---------
  Balance at April 30, 1998                              5,229      $     8.60
                                                     =========
  Exercisable at April 30, 1998                          2,408      $     7.66
                                                     =========
  Shares Available for Grant at April 30, 1998           1,868
                                                     =========

         The following table summarizes information about the Company's stock options outstanding and exercisable by price range at April 30, 1998 (options in thousands):

                                                    Exercise Price Ranges                Total
                                    ---------------------------------------------     -----------
                                    $0.18-$5.55   $ 6.00-$10.00     $10.13-$23.87     $0.18-23.87
                                    -----------   -------------     -------------     -----------
Number outstanding at April 30, 1998       1,906          1,661             1,662        5,229
Weighted-average remaining
      contractual life                      5.90 years     8.55 years        8.91 years   7.70 years
Weighted-average exercise price
for options outstanding                    $3.58          $9.15            $13.82        $8.60
Number exercisable at April 30, 1998       1,249            590               569        2,408
Weighted-average exercise price
     for options exercisable               $3.88          $9.25            $14.29        $7.66


                                       41

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Stock Purchase Plan

      The Company provides an employee stock purchase plan (the "Stock Purchase Plan") allowing eligible employees to purchase shares of the Common Stock. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The total number of shares of Common Stock authorized for issuance under the plan is 1,000,000. All full-time employees of the Company are eligible to participate, subject to certain limited exceptions. The Stock Purchase Plan provides a means for the Company's employees to purchase stock through payroll deductions of up to 10% of their gross compensation. The purchase price for shares offered under the Stock Purchase Plan is equal to 85% of the lower of the closing price of the Common Stock on the first or last day of the six month offer period. During fiscal year 1998 and 1997, the Company sold 406,827 and 389,245 shares, respectively of Common Stock under the Stock Purchase Plan to its employees. Pro Forma Information

      Pro forma disclosure information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options and the Stock Purchase Plan under the fair value method of that Statement.

      For purposes of pro forma disclosures only, the estimated fair value of the options is amortized to expense over the options' vesting period. The fair value for all options was estimated at the date of grant using the Black-Scholes multiple option pricing model with the following assumptions:

                                              1998              1997             1996
                                           -----------       -----------      -----------
   Expected volatility                      69%               71%               71%
   Risk-free interest rate                    5.8%             6.2%              6.0%
   Expected life of options                   2.0 years        2.0 years         2.0 years
   Expected dividend yield                    0.0%             0.0%              0.0%

      The weighted-average fair value per share of options granted during the years ended April 30, 1998, 1997 and 1996 was $10.03, $8.09 and $2.55,
respectively. Pro forma net income reflects only options granted in fiscal year 1998, 1997 and 1996. Therefore, the impact of calculating compensation cost for stock options will not be fully reflected in the pro forma net income and pro forma earnings per share amounts until fiscal year 2000.

      For purposes of pro forma disclosures only, compensation cost associated with the Stock Purchase Plan is estimated for the fair value of the employees' purchase rights using the Black-Scholes model with the following assumptions

                                      1998            1997            1996
                                   -----------     -----------     -----------
   Expected volatility                    61%             58%             72%
   Risk-free interest rate               5.4%            5.3%            5.4%
   Expected life of options          .5 years        .5 years        .5 years
   Expected dividend yield               0.0%            0.0%            0.0%

     The weighted-average fair value per share of those purchase rights granted in fiscal year 1998, 1997 and 1996 was $2.75, $2.94 and $2.12, respectively.

      The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

stock options have characteristics significantly different from those of traded options, and because changes in the assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         Pro forma net income, earnings per share and compensation expense are as follows (in thousands, except per share data):

                                                                 YEAR ENDED APRIL 30,
                                                     -------------------------------------------
                                                          1998            1997            1996
                                                     ------------    ------------    -----------
   Net income                      As reported       $     35,947    $     28,807    $    16,708
                                   Pro forma               29,578          22,739         14,580

   Basic earnings per share        As reported                .83             .68            .50
                                   Pro forma                  .70             .54            .45

   Diluted earnings per share      As reported                .81             .66            .47
                                   Pro forma                  .68             .53            .42

   Compensation expense            Pro forma                8,937           8,555          3,221


401(k) Plan

         The Company provides a savings plan under section 401(k) of the Code to substantially all domestic employees who are over the age of 21. Employees can contribute up to 12% of their annual salary to the plan up to the maximum allowed by the Code. Prior to August 1, 1996, the Company matched 100% of certain eligible employee contributions up to $200 not to exceed the maximum of 1% of the employee's eligible compensation. If the employee contributed more than $200 to the plan, the Company contributed an amount equal to the greater of $200 or 25% of the employee's contribution up to a maximum of 1% of the employee's eligible compensation. Effective August 1, 1996, the Company changed its matching policy to 50% on the first 4% of eligible compensation contributed by an eligible employee up to a maximum of 2% of the employee's eligible compensation. The amount charged to expense for the matching contribution was $2.1 million, $1.3 million and $0.7 million, for the fiscal years ended April 30, 1998, 1997 and 1996, respectively.

14.      INCOME TAXES

     The income tax provision for the years ended April 30, 1998, 1997 and 1996 computed under FASB Statement No. 109, Accounting for Income Taxes, consists of the following (in thousands):

                                        1998           1997           1996
                                      --------       --------       --------
Current:
     Federal                          $ 21,371       $   (100)      $   (418)
     State                               3,710            100            100
                                      --------       --------       --------
                                        25,081              -           (318)
                                      --------       --------       --------
Deferred
     Federal                            (4,698)        14,319          8,561
     State                                (160)         1,830          1,468
                                      --------       --------       --------
                                        (4,858)        16,149         10,029
                                      --------       --------       --------
Total provision for income taxes      $ 20,223       $ 16,149       $  9,711
                                      ========       ========       ========

                                       43

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

         The income tax provision for the years ended April 30, 1998, 1997 and 1996 is allocated between discontinued and continuing operations as follows (in thousands):

                                                          1998           1997          1996
                                                        --------       --------       ------
Provision on income before distribution on
     preferred securities of Trust                      $ 25,236       $ 19,042       $4,311
Tax benefit allocable to distribution on preferred
    securities of Trust                                   (5,013)        (2,893)           -
                                                        --------       --------       ------
Net provision allocated to continuing operations          20,223         16,149        4,311

Provision allocated to operations of discontinued
     Businesses and income on disposal of
     discontinued businesses                                   -              -        5,400
                                                        --------       --------       ------
Total provision for income taxes                        $ 20,223       $ 16,149       $9,711
                                                        ========       ========       ======

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes. Significant components of deferred tax assets at April 30, 1998 and 1997 consist of the following (in thousands):

                                                 1998        1997
                                               -------      -------
Net operating loss carryforwards               $     -      $ 1,490
Reserves                                        11,837        8,237
Inventory                                        4,554        5,128
State income taxes                               1,567            -
Alternative minimum tax credits                  2,163            -
Other expenses, not currently deductible           479            -
                                               -------      -------
      Total net deferred tax assets            $20,600      $14,855
                                               =======      =======

         The full realization of the $20.6 million of deferred tax assets carried at April 30, 1998 is dependent upon the Company achieving sufficient future pretax earnings. Although realization is not assured, management believes that sufficient taxable income will be generated through operations to realize the net deferred tax assets.

         A reconciliation for the years ended April 30, 1998, 1997 and 1996 of the U.S. statutory income tax rate and the effective rate of the income tax provision allocated to continuing operations is as follows (in thousands):

                                                  1998           1997          1996
                                                --------       --------       -------
Statutory tax rate at 35%                       $ 19,660       $ 15,734       $ 4,138
State income taxes, net of federal benefit         2,308          1,930           536
Other                                             (1,745)        (1,515)         (363)
                                                --------       --------       -------
                                                $ 20,223       $ 16,149       $ 4,311
                                                ========       ========       =======

                                       44

                               VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

15.      EARNINGS PER SHARE

     Effective during the year ended April 30, 1998, the Company adopted Statement No. 128. Statement No. 128 supersedes Accounting Principles Board Opinion No. 15, Earnings Per Share and changes the presentation of earnings per share. Statement No. 128 replaces the presentation of primary EPS and fully diluted EPS with basic EPS and diluted EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and potentially dilutive common shares, such as stock options. The Company has restated earnings per share for all prior periods presented. (in thousands, except per share data)

                                                         FOR THE YEAR ENDED APRIL 30,
                                                       ---------------------------------
                                                        1998         1997          1996
                                                       -------      -------      -------
BASIC EARNINGS PER SHARE
     Net Income                                        $35,947      $28,807      $16,708
                                                       =======      =======      =======
     Weighted average number of common
          shares outstanding                            43,180       42,388       33,665
                                                       =======      =======      =======

     Earnings per share                                $  0.83      $   .68      $   .50
                                                       =======      =======      =======

DILUTED EARNINGS PER SHARE
     Net Income                                        $35,947      $28,807      $16,708
                                                       =======      =======      =======

     Weighted average number of common
          shares outstanding                            43,180       42,388       33,665

     Common equivalent shares from stock
          options using the treasury stock method        1,208        1,589        1,838
                                                       -------      -------      -------

     Shares used in the per share calculation           44,388       43,977       35,503
                                                       =======      =======      =======

     Earnings per share                                $  0.81      $  0.66      $  0.47
                                                       =======      =======      =======


16.      RESTATEMENT

         When the Company combined with Mentor Technologies and CDS in the year ended April 30, 1997 in pooling-of-interests transactions, the Company did not restate its consolidated financial statements retroactively. Recently, the Company has discussed these transactions with the staff of the Securities and Exchange Commission. Based in part on these discussions and recent information available on the application of materiality in accounting for business combinations, the Company has restated its consolidated balance sheets as of April 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the three years in the period ended April 30, 1998 to reflect the retroactive combination of these two acquisitions.

                              VANSTAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (continued)

         The impact of the restatement is summarized below (in thousands, except for per share data):


                                                                     Previously
At April 30, 1998                                                     Reported        Restated
                                                                     ----------      ----------
Additional paid-in capital                                           $  132,703      $  132,940
Retained earnings                                                        75,202          74,965


                                                                     Previously
At April 30, 1997                                                     Reported        Restated
                                                                     ----------      ----------
Additional paid-in capital                                           $  125,926      $  126,163
Retained earnings                                                        41,002          40,765


                                                                     Previously
For the year ended April 30, 1997                                     Reported        Restated
                                                                     ----------      ----------
Revenue                                                              $2,178,566      $2,214,786
Income from continuing operations before
     distributions on preferred securities of Trust                      35,138          33,951
Net income                                                               29,994          28,807
Earnings per share - diluted                                               0.69            0.66


                                                                     Previously
For the year ended April 30, 1996                                     Reported        Restated
                                                                     ----------      ----------
Revenue                                                              $1,804,813      $1,884,635
Income from continuing operations before
     distributions on preferred securities of Trust                       8,053           7,514
Net income                                                               17,247          16,708
Earnings per share - diluted                                               0.50            0.47





                                       46